Exhibit 10(k)




                              CONSULTING AGREEMENT
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     Consulting Agreement (the "Agreement") made and entered into as of the 1st day of August, 1995 by and between Digital Products Corporation, a Florida

Corporation (the "Company"), and Colonel Clinton L. Pagano (the "Consultant").

                              W I T N E S S E T H:

     WHEREAS, the Company desires to retain the Consultant and the Consultant desires to be retained by the Company, all pursuant to the terms and conditions hereinafter set forth; and

     WHEREAS, the Consultant presently serves on the Board of Directors of the

Company; and

     WHEREAS, the Consultant is a retired law enforcement official nationally recognized for his outstanding credentials and government service, judgment and experience and expertise in the regulations involving the criminal justice industry, and the Company values his experience as well as his continued

professional memberships and activities with related organizations; and

     WHEREAS, the Consultant was a primary member of the long-standing committee on the State of New Jersey Governor's Council on Prison Overcrowding which

Committee spanned, both democratic and republican, gubernatorial leadership;

          NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein contained, it is agreed as follows:

     1.   Retention of Consultant.  The Company agrees and does hereby retain
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the Consultant for a period commencing on the date hereof and terminating one year from the date hereof, subject to automatic renewal for successive one year periods unless either of the parties to this Agreement provides written notice of non-renewal at least ninety (90) days prior to the expiration of the initial or subsequent terms of this Agreement. The Consultant does hereby accept such retention, subject to and upon the terms and conditions hereinafter set forth.

The Company acknowledges that the Consultant is also a member of the Board of

Directors of Capital Gaming International, Inc., Capital Gaming Development,

Inc., Crescent City Capital Development Corporation, Capital Gaming Management,

Inc. and devotes business time to other professional associations and memberships from time to time.  The Company agrees and acknowledges that the

Consultant shall be free to continue in these activities.








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     2.   Board of Directors Member.  The Consultant shall be a member of the
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Board of Directors of the Company.

     3.   Duties of Consultant.  The Company hereby retains the Consultant to
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perform consulting services related to the marketing of the Company's electronic home surveillance products and such other services as may be mutually agreeable to the Consultant and the Company (collectively, the "Services").  The

Consultant shall report to and be reasonably available for consultation with the

Chief Executive Officer of the Company.  The Consultant shall only be required to devote such time as may be necessary to perform the Services and shall be free to accept other employment or consulting duties during the term hereof provided that they do not interfere with the performance of the Services hereunder. Further, it is understood that the Consultant shall not be required to relocate from his current Princeton, New Jersey location in order to perform the Services.

     4.   Compensation.  (a)  The Consultant shall be compensated in the amount
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of $65,000 per annum which shall be payable in periodic installments consistent with the Company's normal payroll practices.  The Consultant shall be responsible for the payment of all taxes on such compensation.  In the event the

Consultant is required to consistently expend more than 50% of his work time on the Company's business, the Company and the Consultant shall negotiate a salary increase.  The Consultant shall be compensated for his out-of-pocket expenses incurred in performing his duties hereunder, including, but not limited to,

fees, dues, or other costs incurred by the Consultant for any professional memberships in any association that the Consultant deems advisable and in the

Company's best interest that he join.   The Company shall reimburse Consultant,

in accordance with the standard business practices of accounting and receipts,

for all reasonable and necessary business and traveling expenses and other disbursements incurred by him for or on behalf of the Company in the performance of his duties hereunder.  All reimbursable expenses in excess of $200 per month shall be subject to the prior approval of the Chief Executive Officer of the

Company.  The Consultant shall be permitted to have his spouse accompany him on any out of town travel and shall be reimbursed for her reasonable travel and accommodation expenses, provided that both the Company and the Consultant are in agreement that the spouse's presence on such trips has a bonafide business purpose.  The Company will also provide Consultant with office space and secretarial assistance as required and shall pay for telephone and facsimile








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service at Consultant's place of residence relating to the Company's business.

The Company will also advance any costs and expenses including membership fees of any associations, memberships or groups in the law enforcement community that the Consultant retains membership in.  The Consultant shall also be covered by the Company's medical benefits plans.

          (b)  Definition.  For purposes of this Agreement, a "Change of

Control" shall be deemed to have taken place only if:  (i) any person, including a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934,

becomes the owner or beneficial owner (or has the right to become beneficial owner through exercise of options or warrants) of the securities of the Company or any company in control of the Company (the "Control Company") after the date of execution of this Agreement, having 30% or more of the combined voting power of the then outstanding securities of either the Company or the Control Company that may be cast for the election of directors of the Company or the Control

Company, or (ii) the persons who were directors of the Company or the Control

Company before such transactions shall cease to constitute a majority of the

Board of the Company, or any successor to the Company, as the direct or indirect result of, or in connection with, any tender or exchange offer, merger or other business combination, sale of assets or contested election, of any combination of the foregoing transactions.  Notwithstanding the foregoing, the acquisition by Strategic Technologies Inc. of the Company by a merger approved by the Board of Directors of the Company shall not constitute a "Change of Control" for purposes of this Agreement.

          (c)  Compensation and Benefits.  During the duration of this

Agreement, the Company (or its successors) will (a) continue to pay a level of compensation not less than the level applicable to Consultant on the Change of

Control Date, (b) fully perform and otherwise discharge Company's obligations under the terms of this Agreement as in effect on the Change of Control Date,

and (c) continue benefit programs as to Consultant at levels in effect on the

Change of Control Date (but subject to such reductions as may be required to maintain such plans in compliance with applicable federal law).

          (d)  Effect of Termination of Agreement by Change in Control.  If

during the term of the Agreement after a Change in Control as defined in this

Section 4 has occurred:  (i) Consultant's Agreement is terminated by the Company or the successor, or (ii) there is a material reduction in Consultant's method of compensation or related benefits, or a material change in Executive's office,








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place of employment, working conditions or duties and responsibilities, and

Consultant voluntarily terminates the Agreement, Consultant shall be entitled to receive the compensation he would have received under the Agreement in a lump sum payment except that health and medical benefits will continue until the expiration of the Agreement.

     5.   Death or Disability. In the event that the Consultant shall die or
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become totally disabled, this Agreement shall terminate but the Company shall continue to pay compensation to the Consultant or his legal representative, as the case may be, for the remainder of the initial or any extended term hereof.

     6.   Status of Consultant as an Independent Contractor.  The Consultant is
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retained only for the purposes and to the extent set forth herein and his relationship to the Company during the term of this Agreement shall be that of an independent contractor, and nothing in this Agreement shall be construed as

equating Consultant as an employee of the Company.   Further, nothing herein

shall be construed as establishing a joint venture or partnership between the

Consultant and the Company.  The Consultant is free to utilize his entire time,

energy and skill in such manner and for such purposes as he see fit.

     7.   Confidentiality.  Except as may be required by the Securities and
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Exchange Commission, any quasi-governmental or governmental agency, or as otherwise required by applicable law,  Consultant agrees not to disclose the nature of the services to be performed hereunder to any third party without the

Company's written consent, and the Company agrees not to disclose the identity of the Consultant, or the nature of the services to be performed hereunder to any third party without the Consultant's written consent.  The Consultant further agrees that he will not, at any time during or after the term of employment, disclose, reproduce, assign or transfer to any person, firm,

corporation or other business entity, except as required by law, any

Confidential Business Information (as hereinafter defined) concerning the business, finances, clients, affairs, business plans, strategies, compounds,

formulations, methods, devices, apparatus, preparations, and present and future plans of the Company, any subsidiary or affiliate thereof or any company formed or funded by the Company at any time for any reason or purpose whatsoever,

without the Company's written consent.  "Confidential Business Information"

shall mean any unique and extraordinary information obtained by Consultant as a result of his position with the Company.  It is not intended to include business










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information that is available in the public domain or information that was possessed by Consultant prior to his involvement with the Company.

     8.   Indemnification.  The Company agrees to indemnify Consultant and hold
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him harmless against any and all lawsuits, claims, damages, liabilities and costs, and all action in respect thereof and any legal or other expenses in giving testimony or furnishing documents in response to a subpoena or otherwise including without limitation, the cost of investigating, preparing or defending any such action or claim whether or not in connection with litigation in which

Consultant is a party, as and when incurred, directly or indirectly caused by,

relating to, based upon or arising out of any work performed by Consultant in connection with this Agreement to the full extent permitted by the law of the

State of Florida and by the By-Laws of the Company, regardless of whether or not the Consultant is still a Consultant or performing pursuant to this Agreement.

The indemnification provision shall be in addition to any liability which the

Company may otherwise have to Consultant.

     9.   Termination.  The Company may terminate this Agreement at any time
          -----------

without cause upon ninety (90) days notice; provided, however, in the event this provision is exercised by the Company, the Consultant shall not receive less salary and benefits than would otherwise be due to him for the balance of the duration of this Agreement, or 90 days, whichever is longer.  The Consultant shall not be required to seek or accept other employment in order to mitigate his damages hereunder and the Company's obligation to pay him following such termination shall not be reduced by the amount of any compensation actually received by the Consultant for employment with any other person.  The Company may terminate this Agreement for cause and the Company shall be obligated to pay the Consultant his salary and any vested benefits only through the date of termination.  For purposes hereof, "cause" shall mean that Consultant has (1)

acted fraudulently in his relations with the Company, (2) misappropriated or done material, intentional damage to the property of the Company, (3) been convicted of a felony, (4) intentionally acted in a manner that resulted in a serious omission of the Company's interests, or (5) materially failed to follow a legal reasonable order or directive by the President, Chief Executive Officer or the Board of Directors of the Company.

     10.  Notices.  All notices and other communications which are required or
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permitted hereunder shall be in writing and shall be delivered personally or sent by air courier (e.g., Federal Express) or first class certified or








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registered mail, postage prepaid, return receipt requested to the following addresses:

     If to Consultant, addressed to:

          Col. Clinton L. Pagano
          104 Carnegie Center
          Suite 201
          Princeton, NJ 08540

     If to Company, addressed to:

          Digital Products Corporation
          800 N.W. 33rd Street
          Pompano Beach, Florida 33064
          Attn:  President and CEO

Either party may designate any other address to which notice shall be given, by giving written notice to the other of such change of address in the manner herein provided.

     11.  Governing Law.  This Agreement has been made in the State of Florida
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and shall be construed and governed in accordance with the laws thereof.

     12.  Entire Agreement.  This Agreement contains the entire Agreement
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between the parties with respect to the rendering of the Services described herein and may not be altered or modified, except in writing and signed by the party to be charged thereby and supersedes any and all previous Agreements between the parties with respect to the services.

     13.  Severability.  If any provision of this Agreement, or part thereof, is
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held to be unenforceable, the remainder of such provision of this Agreement, as the case may be, shall nevertheless remain in full force and effect.

     14.  Assignment.  To the extent that the obligations provided for herein
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require the personal performance of the Consultant, the Consultant's rights,

interests and obligations as provided herein may not be assigned.

     15. Binding Effect. This Agreement shall be binding upon the Corporation
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and any of its successors or assigns, including without limitation any successor by merger or consolidation or any entity purchasing all or substantially all of the assets or securities of the Company.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.



DIGITAL PRODUCTS CORPORATION                           CONSULTANT

By:  /s/ Richard A. Angulo                           /s/ Clinton L. Pagano
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     Richard A. Angulo                               Col. Clinton L. Pagano

Name:   Richard A. Angulo

Title:  President and Chief Executive Officer